Exhibit 6(k)


                            IVY FUND

                           ADDENDUM TO
           AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                   Ivy Developing Nations Fund
                     Ivy South America Fund
                   Ivy US Emerging Growth Fund

     AGREEMENT made as of the 20th day of January, 1998 by and between Ivy Fund (the "Trust") and Ivy Mackenzie Distributors,
Inc. ("IMDI").

     WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended, and consists of one or more separate investment portfolios as may be designated from time to time; and

     WHEREAS, IMDI serves as the Trust's distributor pursuant to an Amended and Restated Distribution Agreement dated October 23,
1993 (the "Agreement"); and

     WHEREAS, the Trustees of the Trust, by written consent dated January 15, 1998, duly approved an amendment to the Trust's Agreement and Declaration of Trust to redesignate each of Ivy Emerging Growth Fund, Ivy New Century Fund and Ivy Latin America Strategy Fund (each a "Fund" and, collectively, the "Funds") as Ivy US Emerging Growth Fund, Ivy Developing Nations Fund and Ivy South America Fund, respectively, and to change the names of each Fund's classes to reflect such redesignations.

     NOW THEREFORE, the Trust and IMDI hereby agree as follows:

          Effective as of January 20, 1998, the date that supplements to the Registration
          Statement pertaining to the redesignation of the Funds were filed with the Securities and Exchange Commission pursuant to Rule 497(e) under the Securities Act of 1933, all references to Ivy Emerging Growth Fund, Ivy
          New Century Fund and Ivy Latin America
          Strategy Fund in the Agreement and any
          addenda, amendments or supplements thereto shall hereafter apply to Ivy US Emerging
          Growth Fund, Ivy Developing Nations Fund and
          Ivy South America Fund, respectively.

     IN WITNESS WHEREOF, the Trust and IMDI have adopted this Addendum as of the date first set forth above.

                         IVY FUND



                         By:  KEITH J. CARLSON, President

                         IVY MACKENZIE DISTRIBUTORS, INC.



                         By:  KEITH J. CARLSON, President